Exhibit 5.1

OPINION AND CONSENT OF BRUNSON CHANDLER & JONES, PLLC

July 23, 2018

Freedom Leaf Inc.

3571 E. Sunset Road, Suite 420

Las Vegas, NV 89120

Re:  Freedom Leaf Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), of Freedom Leaf Inc. (the “Company”), which will be filed with the Securities and Exchange Commission on or about the date hereof. The Registration Statement relates to the registration of 5,000,000 shares of the Company’s common stock, $0.001 par value (the “Common Stock”) to be issued pursuant to the Freedom Leaf Inc. 2018 Stock Compensation Plan (the “Plan”).

Assumptions

In rendering the opinion expressed below, we have assumed, with your permission and without independent verification or investigation:

1.  That all signatures on documents we have examined in connection herewith are genuine and that all items submitted to us as original are authentic and all items submitted to us as copies conform with originals;

2.  Except for the documents stated herein, there are no documents or agreements between the Company and/or any third parties which would expand or otherwise modify the respective rights and obligations of the parties as set forth in the documents referred to herein or which would have an effect on the opinion;

3.  That as to all factual matters, each of the representations and warranties contained in the documents referred to herein is true, accurate and complete in all material respects, and the opinion expressed herein is given in reliance thereon; and

4. That at the time the shares of Common Stock being registered under the Registration Statement are issued, there will be sufficient authorized but unissued shares of the Company’s common stock available to allow for such issuance(s).

We have examined the following documents in connection with this matter:

1.	The Plan;

2.	The Company’s Articles of Incorporation;

3.	The Company’s Certificate of Amendment to the Articles of Incorporation;

4.	The Company’s By-Laws;

5.	The Registration Statement; and

6.	Unanimous Consents of the Company’s Board of Directors.

We have also examined various other documents, books, records, instruments and certificates of public officials, directors, executive officers and agents of the Company, and have made such investigations as we have deemed reasonable, necessary or prudent under the circumstances.  Also, in rendering this opinion, we have reviewed various statutes and judicial precedent as we have deemed relevant or necessary.

Conclusions

Based upon our examination mentioned above, and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that the Common Stock, upon issuance and sale in conformity with and pursuant to the Plan, and following receipt by the Company of the consideration therefor, will be duly authorized, validly issued, fully paid and non-assessable.

The opinion set forth above is subject to the following exceptions, limitations and qualifications:  (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We expressly disclaim any obligation to update our opinion herein, regardless of whether changes in such facts or laws come to our attention after the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the reference to our firm in the Registration Statement under the caption “Interests of Experts and Counsel.” In providing this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, including Item 509 of Regulation S-K.

Very truly yours,

/s/ Brunson Chandler & Jones, PLLC

BRUNSON CHANDLER & JONES, PLLC